Q2 FY ‘23 Quarterly Earnings & Strategic Update February 2, 2023 Exhibit 99.2

Safe Harbor Statement This document may contain certain forward-looking statements about the Company, such as discussions of Company’s pricing trends, liquidity, new business results, expansion plans, anticipated expenses and planned schedules. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements generally can be identified by the use of words or phrases, including, but not limited to, “intend,” “anticipate,” “believe,” “estimate,” “project,” “target,” “plan,” “expect,” “setting up,” “beginning to,” “will,” “should,” “would,” “resume” or similar statements. We caution that forward-looking statements are subject to known and unknown risks and uncertainties that may cause the Company’s actual future results and performance to differ materially from expected results including, but not limited to, the risk that any projections or guidance by the Company, including revenues, margins, earnings, or any other financial results are not realized; a shortage of manufacturing labor and related cost; disruptions in our supply chain and freight channels including impacts on cost and availability; adverse changes in global economic conditions; successful execution of the second phase of the Company’s restructuring plan; significant reduction in customer order patterns; loss of key suppliers; relationships with strategic customers and product distributors; changes in the regulatory environment; global health concerns; the potential for impairment of goodwill; or similar unforeseen events. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of the Company are contained in filings made from time to time with the Securities and Exchange Commission, including but not limited to, our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. 2 |

 21% increase in Q2 FY ‘23 sales driven by relevance of portfolio and focus on key markets  Fourth consecutive quarter of substantial year- over-year profitability gains  Confirming full-year FY ’23 EBITDA guidance  New unified Perfect Harmony infrastructure delivers seamless experience across all our brands  Corporate Headquarters in Jasper advanced WELL certification to Platinum status Key Takeaways 3 |

Expertise in Ancillary Products & Secondary Geographies1 Major SecondarySystems Ancillary 88% 79% ANCILLARY PRODUCTS SECONDARY GEOGRAPHIES The office is evolving into a place to foster collaboration and culture development as companies return to hybrid or fully in-person settings Ancillary products provide the flexibility and aesthetics that employers are looking for in this post-pandemic environment Secondary geographies are experiencing a faster return to office We have a strong, long-time presence, established relationships, and noticeable momentum in these key markets 4 | 1 Based on trailing-twelve-months sales

 Workplace sales increased 15% in Q2 FY ‘23 year-over-year  Poppin pod category revenue up more than 75% in Q2 FY ‘23 year-over-year  PoppinPro over 15% of total Poppin sales for fourth quarter in a row  Health net sales increased 17% in Q2 FY ‘23 year-over-year  Key supplier to Health Trust, one of the largest group purchasing organizations in the U.S.  Hospitality sales increased 64% in Q2 FY ’23 year-over-year, with orders increasing 20% year-over-year End Markets 5

Q2 FY ’23 Financial Highlights1 36.2% GROSS MARGIN $54.7M ADJ. S&A EXPENSE2 $3.0M ADJ. NET INCOME2 $0.08 ADJ. EPS2 $183.0M REVENUE $16.0M ADJ. EBITDA2 1 Unaudited. 2 Non-GAAP Financial Measure. See Appendix for Non-GAAP reconciliations. $56.8M S&A EXPENSE $(36.1M) NET INCOME $(0.99) EPS 6 |

7 New Multi-Branded Kimball Int’l Website Launching in February 2023

$27.7 $16.9 Q2 FY22 Q2 FY23 $183.0 $151.4 Q2 FY22 Q2 FY23 $31.0 $26.6 Q2 FY22 Q2 FY23 Quarterly Sales by Market1 Year-over-year Quarter Comparison Q2 ’23 vs. Q2 ’22 (in millions) 8 1 Unaudited. 2 Workplace end market includes commercial, educational, government and financial verticals and eBusiness Workplace2 $124.3 $107.9 Q2 FY22 Q2 FY23 +15% Hospitality +64% Health +17% Kimball International +21%

$21.4 $17.9 Q2 FY22 Q2 FY23 $144.8 $152.0 $196.9 $180.8 Q2 FY22 Q2 FY23 $21.2 $30.8 Q2 FY22 Q2 FY23 Backlog and Quarterly Orders by Market1 Year-over-year Quarter Comparison Q2 ’23 vs. Q2 ’22 (in millions) 9 1 Unaudited. 2 Workplace end market includes commercial, educational, government and financial verticals and eBusiness Workplace2 $109.4 $132.1 Q2 FY22 Q2 FY23 -17% Hospitality +20% Health -31% Kimball International -16% -26% O rd er s Ba ck lo g

Q2 FY ’23 Liquidity and Capital Allocation $77.3M CASH, CASH EQUIVALENTS, PLUS THE UNUSED AMOUNT OF OUR CREDIT FACILITY 1 0 | $6.1M CAPEX $5.2M TOTAL CAPITAL RETURNED TO SHAREHOLDERS $13.4M CASH FROM OPERATIONS

FY ’23 Guidance $720M - $740M REVENUE $48M - $52M ADJUSTED EBITDA 1 1 Despite the current demand environment and considering our order trends through January, we are pleased to maintain our adjusted EBITDA guidance of $48-$52M. However, due to the uncertain macro-economic and demand environment, we are lowering our revenue guidance to $720-740 million. We expect a sequential decline in Q3 revenue and gross margin with a recovery in Q4 as we enters the annual education buying season in the spring.

 Solid first half of fiscal 2023, primed for another year of growth  Successfully delivering products and solutions to end markets and geographies of high growth, resiliency, and favorable return-to-office dynamics  Confident in ability to gain share and outperform the industry, while being mindful of challenging macroeconomic environment and heightened recessionary risks  Strong, well-aligned product portfolio with relevance to the emerging trends in today’s marketplaces Looking Ahead Whittaker Lounge by Kimball, Frill Tables by David Edward, Idara Chair & Whimsy Ottoman by National, Xanthe Credenza by Etc. 1 2 |

Environmental, Social and Governance (ESG) Roadmap Our Vision for Impact 5 Focus Areas Environmental, Social & Governance (ESG) Roadmap Kimball International is dedicated to building a more sustainable future and making a difference in our communities through five important focus areas. Environmental Management & Sustainable Products Investing In Our People with Talent Development Diversity, Equity, Inclusion & Belonging Product Quality & Safety Responsible Supply Chain Management 1 2 3 4 5 1 3 |

Appendix

Non-GAAP Reconciliation (Unaudited) APPENDIX 1 5 |

Non-GAAP Reconciliation (Unaudited) (cont.) APPENDIX 1 6 |